UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009 (October 1, 2009)

KEY ENERGY SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713/651-4300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

In a press release dated October 1, 2009, Key Energy Services, Inc., a Maryland corporation (the “Company”), announced that it anticipates pre-tax charges in the third quarter 2009 related to the retirement of well service rigs from its domestic fleet and a preliminary impairment analysis performed on its pressure pumping equipment fleet. Absent these charges, the Company announced that it believes loss per share for the third quarter 2009 will likely be within a range of ($0.19) to ($0.23). The preliminary impairment analysis on the pressure pumping equipment fleet was preformed in connection with the Company’s preparation and review of financial statements to be included in its next Form 10-Q for the quarter ended September 30, 2009. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this report (including the exhibit hereto) is furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1 Press release dated October 1, 2008 announcing asset retirement and impairment charges and update on third quarter financial performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: October 6, 2009	By:	/s/ Kimberly R. Frye

Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 1, 2008 announcing asset retirement and impairment charges and update on third quarter financial performance